Item 14(c) Exhibit #21
                  Corning Incorporated and Subsidiary Companies

    Subsidiaries of the Registrant as of December 31, 2001 are listed below:


CCS Holdings, Inc.                                             Delaware
Champion Products, Inc.                                        Missouri
Corning (China) Limited                                        Hong Kong
Corning (Shanghai) Co., Ltd.                                   China
Corning Applied Technologies Corporation                       Massachusetts
Corning Asahi Video Products Company (Partnership)             Delaware
Corning Cable Systems GmbH & Co. KG                            Germany
Corning Cable Systems Limited                                  United Kingdom
Corning Cable Systems LLC                                      North Carolina
Corning Cable Systems Pty. Ltd.                                Australia
Corning Display Technologies Taiwan Co., Ltd.                  Taiwan
Corning Finance B.V.                                           The Netherlands
Corning Gilbert Inc.                                           Delaware
Corning GmbH                                                   Germany
Corning Holding GmbH                                           Germany
Corning IntelliSense Corporation                               Delaware
Corning International Corporation                              Delaware
Corning International KK                                       Japan
Corning International Taiwan Co., Ltd.                         Taiwan
Corning Japan KK                                               Japan
Corning Lasertron, Inc.                                        Massachusetts
Corning Limited                                                United Kingdom
Corning Mexicana, S.A. de C.V.                                 Mexico
Corning NetOptix, Inc.                                         Delaware
Corning Noble Park Pty. Ltd.                                   Australia
Corning O.T.I. SpA                                             Italy
Corning O.T.I., Inc.                                           Delaware
Corning Oak Holding Inc.                                       Delaware
Corning OOO                                                    Russia
Corning Optical Fiber (Partnership)                            United Kingdom
Corning Optical Fiber GmbH & Co. KG                            Germany
Corning Precision Lens, Incorporated                           Ohio
Corning Products South Africa (Pty) Ltd.                       South Africa
Corning Property Management Corporation                        Delaware
Corning S.A.                                                   France
Corning Science Mexico, S.A. de C.V.                           Mexico
Corning Tropel Corporation                                     Delaware
Gilbert Engineering France, SA                                 France
Global Technology Video Co., Ltd.                              Korea
Norddeutsche Seekabelwerke GmbH & Co. KG                       Germany
NSW Submarine Cable Systems, Inc.                              Delaware
OOO Corning SNG                                                Russia
Societe D'Appareillages Electroniques (S.A.E.)                 France


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                             Item 14(c) Exhibit #21
                  Corning Incorporated and Subsidiary Companies

     Companies accounted for under the equity method as of December 31, 2001 are listed below:


Aberdare Fiber Optic Cables Pty., Ltd.                         South Africa
Chengdu CCS Optical Fiber Cable Co., Ltd.                      China
Cormetech, Inc.                                                Delaware
Dow Corning Corporation                                        Michigan
Egytech Telecom Cables & Networks Company S.A.E.               Egypt
Eurokera North America, Inc.                                   Delaware
Eurokera S.N.C.                                                France
Keraglass S.N.C.                                               France
Leader Optic Fiber Cable Sdn Bhd                               Malaysia
Optel Ltda.                                                    Brazil
Pittsburgh Corning Corporation                                 Pennsylvania
Pittsburgh Corning Europe N.V.                                 Belgium
PT Siemens Kabel Optik                                         Indonesia
Samara Optical Cable Company                                   Russia
Samsung Corning Co., Ltd.                                      Korea
Samsung Corning Micro-Optics Company Limited                   Korea
Samsung Corning Precision Glass Co., Ltd.                      Korea
Shanghai Corning Engineering Corp., Ltd.                       China
TelAztec LLC                                                   Delaware
Transvok                                                       Russia
US Conec Ltd.                                                  Delaware
Wuhan Telecommunication Devices Co.                            China


Summary financial information on Corning's equity basis companies is included in
Note 9 (Investments) to the Consolidated Financial Statements in this Annual Report on Form 10-K. Certain subsidiaries, which considered in the aggregate as a single subsidiary, that would not constitute a significant subsidiary, per Regulation S-X, Article 1, as of December 31, 2001, have been omitted from this exhibit.